UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 7, 2011
Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 418-4400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     At its Annual Meeting of Shareholders held on June 7, 2011 (the “Annual Meeting”), the shareholders of Aastrom Biosciences, Inc. (the “Company”) voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 14, 2011: (i) to elect Ronald M. Cresswell, Timothy M. Mayleben, Alan L. Rubino, Nelson M. Sims, Harold C. Urschel, Jr. and Robert L. Zerbe as directors of the Company to each serve for a one-year term expiring at the Company’s annual meeting of shareholders in 2012 and until his successor has been elected and qualified (“Proposal 1”) and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 (“Proposal 2”).
     The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting. Shareholders voted for directors as follows:

Nominee	For	Abstain/ Withhold	Broker Non-Votes
Ronald M. Cresswell	4,234,705	145,442	24,957,801
Timothy M. Mayleben	4,211,858	168,289	24,957,801
Alan L. Rubino	4,190,101	190,046	24,957,801
Nelson M. Sims	4,225,531	154,616	24,957,801
Harold C. Urschel, Jr.	4,173,915	206,232	24,957,801
Robert L. Zerbe	4,174,995	205,152	24,957,801
     The Company’s shareholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 28,664,825 shares voted for, 464,940 shares voted against and 208,183 shares abstained from voting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
Date: June 9, 2011	By:	/s/ Timothy M. Mayleben
		Name:	Timothy M. Mayleben
		Title:	Chief Executive Officer and President